Q3 2020 Financial Results October 29, 2020

Safe Harbor Statement Some of the statements contained in this presentation that are not purely historical statements, including our GAAP EPS guidance and Adjusted EPS guidance, as well as our effective income tax rate and GAAP and adjusted fully diluted shares for 2020, discuss future expectations or state other forward-looking information related to financial results and business outlook for 2020. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. The “forward- looking” information is based on management’s current intent, belief, expectations, estimates, and projections regarding our company and our industry. You should be aware that those statements only reflect our predictions. Actual events or results may differ substantially. Important factors that could cause our actual results to be materially different from the forward-looking statements are disclosed under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2019, as supplemented by the Risk Factors contained in Part II, Item 1A of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. This cautionary statement is provided pursuant to Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future. 2

Reconciliation of Adjusted GAAP Measures

The following table provides a reconciliation of Perficient, Inc. GAAP EPS guidance to Adjusted EPS guidance:

	Q4 2020				Full Year 2020			
		Low end of adjusted goal		High end of adjusted goal		Low end of adjusted goal		High end of adjusted goal
GAAP EPS	$	0.36	$	0.39	$	1.02	$	1.05
Non-GAAP adjustment (1):								
Non-GAAP reconciling items		0.46		0.46		1.89		1.89
Tax effect of reconciling items		(0.14)		(0.14)		(0.49)		(0.49)
Adjusted EPS	$	0.68	$	0.71	$	2.42	$	2.45

(1) Non-GAAP adjustment represents the impact of amortization expense, stock compensation, amortization of debt discount and issuance costs, loss on extinguishment of debt, acquisition costs, and adjustments to fair value of contingent consideration, net of the tax effect of these adjustments, divided by adjusted fully diluted shares. Perficient currently expects its Q4 2020 and full year 2020 GAAP effective income tax rate to be approximately 20% and 23%, respectively. The Company's estimates of GAAP and adjusted fully diluted shares for 2020 are included in the following table. These estimates could be affected by share repurchases, shares issued in conjunction with future acquisitions and the potential impact from the conditional conversion features of our debt.

(in millions)	Q4 2020	Full Year 2020
GAAP fully diluted shares	32.6	32.5
Non-GAAP adjustment (2):		
Dilution offset from convertible note hedge transactions	–	–
Adjusted fully diluted shares	32.6	32.5

(2) Non-GAAP adjustment represents the exclusion of shares that are issuable upon conversion of our convertible notes due to the expectation that such shares will be offset by the convertible note hedge transactions entered into in September 2018 and August 2020.

Note further discussion and reconciliation of Perficient, Inc. non-GAAP financial measures can be found in our earnings press release and Form 8-K furnished October 29, 2020.

PERFICIENT 3

Operating Metrics

(in thousands, except per share data)	THREE MONTHS ENDED SEPTEMBER 30, 2020	2019	% Change	NINE MONTHS ENDED SEPTEMBER 30, 2020	2019	% Change
Revenues	$ 157,678	$ 144,684	9 %	$ 449,579	$ 420,368	7 %
Services Revenues (excluding reimbursable expenses)	$ 155,242	$ 140,173	11 %	$ 440,556	$ 405,969	9 %
Cost of Services (excluding reimbursable expenses)*	$ 95,191	$ 85,348	12 %	$ 273,639	$ 252,630	8 %
Services Revenues Net of Cost	$ 60,051	$ 54,825	10 %	$ 166,917	$ 153,339	9 %
% of Services Revenues	38.7 %	39.1 %		37.9 %	37.8 %	
Adjusted EBITDA**	$ 31,149	$ 25,259	23 %	$ 81,283	$ 68,528	19 %
% of Services Revenues	20.1 %	18.0 %		18.5 %	16.9 %	
Adjusted Net Income**	$ 21,726	$ 17,879	22 %	$ 56,442	$ 48,116	17 %
% of Services Revenues	14.0 %	12.8 %		12.8 %	11.9 %	
GAAP EPS	$ 0.19	$ 0.30	(37) %	$ 0.67	$ 0.79	(15) %
Amortization	0.22	0.12		0.48	0.37	
Stock Compensation	0.15	0.14		0.45	0.41	
Acquisition Costs/Earnout Adjustments	0.07	—		0.23	0.01	
Amortization of Debt Issuance Costs and Discounts	0.06	0.04		0.13	0.11	
Loss on Extinguishment of Debt	0.13	—		0.13	—	
Tax Effect of Above Reconciling Items	(0.15)	(0.04)		(0.35)	(0.20)	
Adjusted EPS**	$ 0.67	$ 0.56	20 %	$ 1.74	$ 1.49	17 %

* Cost of Services excludes depreciation and amortization.
***Note further discussion and reconciliation of Perficient, Inc. non-GAAP financial measures can be found in our earnings press release and Form 8-K furnished October 29, 2020.

PERFICIENT 4

Operating Metrics (in thousands) Q3 2020 Q2 2020 % Change Q3 2020 Q3 2019 % Change Services Revenue (excluding reimbursable expenses) $ 155,242 $ 144,306 8% $ 155,242 $ 140,173 11 % Software and Hardware Revenue $ 923 $ 503 NM* $ 923 $ 624 NM* Time & Materials ABR Q3 2020 Q3 2019 North American Employees $151 $149 Utilization Q3 2020 Q3 2019 North American Employees (Organic) 82% 81% Q3 2020 Q3 2019 Headcount Average Ending Average Ending North American Billable Employees 2,046 2,053 2,053 2,066 Subcontractors 253 257 265 265 Offshore Billable Employees 1,462 1,478 773 780 Total Billable Headcount 3,761 3,788 3,091 3,111 SG&A Headcount 596 612 505 513 Total Headcount 4,357 4,400 3,596 3,624 * "NM" means not meaningful. 5

Industry Data Revenue by Industry (Top 10) Q32020 Q2 2020 Q32019 Healthcare/Pharma/Life Sciences 35% 32% 32% Financial Services/Banking/Insurance 14% 14% 16% Manufacturing 10% 11% 10% Automotive and Transport Products 8% 10% 10% Retail and Consumer Goods 8% 8% 9% Electronics and Computer Hardware 6% 7% 5% Leisure, Media and Entertainment 5% 5% 3% Business Services 4% 3% 5% Energy and Utilities 4% 4% 2% Telecommunications 2% 3% 5% 6